Exhibit 5.2

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

October 31, 2013

Nordic American Tankers Limited LOM Building 27 Reid Street Hamilton HM 11 Bermuda

Re:	Nordic American Tankers Limited

 Ladies and Gentlemen:

We have acted as counsel to Nordic American Tankers Limited (the "Company") in connection with the Company's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of securities to be offered by the Company, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Shares"), preferred share purchase rights to purchase a unit consisting of one-thousandth of a share of the Company’s Series A Participating Preferred Stock (the “Preferred Share Purchase Rights”), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's equity securities (the "Rights"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts, the Rights and the Units, the "Securities") to be offered by the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); (iii) the form of senior debt securities indenture; (iv) the form of subordinated debt securities indenture, and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Nordic American Tankers Limited
October 31, 2013

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:

1.           the Debt Securities issued pursuant to an indenture substantially in the form examined by us, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company;

2.           the Warrants, Purchase Contracts, Rights and Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company; and

3.           the Preferred Share Purchase Rights are valid and legally binding obligations of the Company.

This opinion is limited to the laws of the State of New York, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP